FOR IMMEDIATE RELEASE                                           Exhibit 99(a)
Wednesday, December 10, 2003

HURCO REPORTS FYE 2003 AND FOURTH QUARTER RESULTS
INDIANAPOLIS, INDIANA, -- December 10, 2003 -- Hurco Companies, Inc. (Nasdaq:HURC) today reported net income of $462,000, or $.08 per share, for its fiscal year ended October 31, 2003 compared to a net loss of $8,263,000, or $1.48 per share, reported for fiscal 2002. For the final quarter of fiscal 2003, the Company reported net income of $574,000, or $.10 per share, compared to a net loss of $1,760,000, or $.32 per share, for the corresponding 2002 period.

         The Company attributed its return to profitability in fiscal 2003 to strengthening European currencies in relation to the U.S. dollar, a significant increase in fourth quarter sales and service fees and the benefits of restructuring actions implemented over the past 18 months. Results for fiscal 2002 also were adversely impacted by $3,838,000 of restructuring expense.

         Sales and service fees for fiscal 2003 were $75,532,000, compared to $70,486,000 recorded a year ago. Sales and service fees reported in U.S. dollars benefited from significantly stronger European currencies, when translating foreign sales for financial reporting purposes. When measured at constant exchange rates, sales and service fees for the year declined $1,837,000, or 3%, from the 2002 period, due to reduced shipments in Europe. For the fourth quarter, sales and service fees were $23,772,000, compared to $18,767,000 recorded in the corresponding 2002 period. When measured at constant exchange rates, sales and service fees increased $3,143,000, or 17%, from the prior year period due to increases in the United States, Europe and Asia of $770,000, $1,730,000 and $643,000, respectively.

         New order bookings in fiscal 2003 totaled $77,851,000, a 16% increase over the $66,992,000 of new order bookings in the prior year. For the fourth quarter of 2003, new order bookings were $24,508,000, an increase of 41% from the $17,405,000 recorded in the fourth quarter of fiscal 2002. When measured in constant dollars, new order bookings in the fourth quarter of 2003 increased $4,876,000, or 28% over those in the fourth quarter of fiscal 2002, due to increases in the United States, Europe and Asia of $330,000, $3,346,000 and $1,200,000, respectively. Backlog was $8,153,000 at October 31, 2003, compared to $7,280,000 at July 31, 2003, and $5,315,000 at October 31, 2002.

         Gross margin in fiscal 2003 increased to 27.6% compared to 23.2% (exclusive of an inventory write-down of $1,083,000) realized in 2002. The improvement is attributable to cost reductions, improved product mix and the strengthening of European currencies in relation to the U.S. dollar. Selling, general and administrative expenses in fiscal 2003 were $18,749,000, a reduction of $900,000, or 5%, from the prior year. When measured in constant exchange rates, selling general and administrative expenses decreased $2,077,000, or 11%.

         The Company also announced that on December 5, 2003 it amended and restated its bank credit agreement. The amendment extends the maturity date of the facility to December 1, 2006, increases the maximum permitted borrowings from $7,000,000 to $8,000,000 and in addition, provides for a separate, collateralized credit facility of GBP 1,000,000 (approximately $1,700,000) for the Company's subsidiary in the United Kingdom.

         Total debt was $9,222,000 at October 31, 2003, as compared to $8,885,000 at October 31, 2002, and constituted 24% of total capitalization. As of October 31, 2003, the Company had unutilized credit facilities of $6,351,000 available for direct borrowing or commercial letters of credit.

         The Company further announced that during the fourth quarter, it settled the disputed claim in the United Kingdom regarding a terminated facility lease for $1,150,000, which had been previously accrued. The payment will be made in the first quarter of fiscal 2004 and will be funded through cash flow from operations and borrowings available from bank credit facilities.

         Michael Doar, Chief Executive Officer stated, "2003 was a difficult year for the machine tool industry. Nevertheless, due to the restructuring we have done over the last 18 months, we were able to achieve a small profit in 2003. We benefited somewhat by the strengthening of the Euro over the course of the year. We are very pleased by the remarkable success of our new product, the VM1. This entry-level machine is particularly important in our U.S. market and has been an important factor in increasing our market share in the United States. The entering into the new loan agreement with our bank is important as we can now focus all our efforts on improving our business and selling more machines. We are cautiously optimistic about our outlook for 2004 and look forward to the challenges ahead."

         Hurco Companies, Inc. is an industrial technology company that designs and produces interactive computer controls, software and computerized machine tools for the worldwide metal cutting and metal forming industry. The end market for the Company's products consists primarily of independent job shops and short-run manufacturing operations within large corporations in industries such as the aerospace, defense, medical equipment, energy, transportation and computer equipment. The Company is based in Indianapolis, Indiana, and has sales, application engineering and service subsidiaries in High Wycombe, England; Munich, Germany; Paris, France; Milan, Italy; Shanghai, China and Singapore, along with manufacturing operations in Taiwan. Products are sold primarily through independent agents and distributors in the United States, Europe and Asia. The Company also has direct sales forces in the United Kingdom, Germany, France, Italy, and Asia.
Web Site:  www.hurco.com

This news release contains forward looking statements which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, changes in general economic and business conditions that affect demand for computerized machine systems, computer numerical control systems and software products, changes in manufacturing markets, innovations by competitors, quality and delivery performance by our contract manufacturers and governmental actions and initiatives including import and export restrictions and tariffs.

                      Hurco Companies, Inc.
         CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              (In thousands, except per-share data)

                                                                      Three Months Ended            Twelve Months Ended
                                                                          October 31,                   October 31,
                                                                      2003           2002             2003           2002
                                                                     ---------      --------         --------       ---------
Sales and service fees                                                $23,772       $ 18,767          $75,532        $70,486

Cost of sales and service                                              17,146         13,788           54,710         54,157

Cost of sales - restructuring                                               -              -                -          1,083
                                                                     ---------      --------         --------       ---------
Gross profit                                                            6,626          4,979           20,822         15,246

Selling, general and administrative expenses                            5,426          5,237           18,749         19,658

Restructuring and other expense, net                                     (124)         1,004             (124)         2,755
                                                                     ---------      --------         --------       ---------
Operating income (loss)                                                 1,324         (1,262)           2,197         (7,167)

License fee income, net                                                     -              -                -            163

Interest expense                                                          182            165              658            634

Other income (expense), net                                              (124)           (26)            (119)           (36)
                                                                     ---------      --------         --------       ---------
Income (loss) before taxes                                              1,018         (1,453)           1,420         (7,674)

Provision for income taxes                                                444            307              958            589
                                                                     ---------      --------         --------       ---------
Net income (loss)                                                       $ 574       $ (1,760)           $ 462       $ (8,263)
                                                                     =========     ==========         ========      =========

Earnings (loss) per common share

Basic                                                                  $ 0.10        $ (0.32)          $ 0.08        $ (1.48)
                                                                     =========     ==========         ========      =========
Diluted                                                                $ 0.10        $ (0.32)          $ 0.08        $ (1.48)
                                                                     =========     ==========         ========      =========
Weighted average common shares outstanding

Basic                                                                   5,578          5,583            5,582          5,583
                                                                     =========     ==========         ========      =========
Diluted                                                                 5,612          5,583            5,582          5,583
                                                                     =========     ==========         ========      =========

OTHER CONSOLIDATED FINANCIAL DATA                                     Three Months Ended              Twelve Months Ended
                                                                          October 31,                      October 31,
Operating Data:                                                         2003           2002             2003           2002
                                                                     ----------    ---------          ---------     ---------
Gross margin, excluding restructuring charges                           27.9%          26.5%            27.6%          23.2%

SG&A expense as a percentage of sales                                   22.8%          27.9%            24.8%          27.9%

Operating income (loss) as a percentage of sales                         5.6%          -6.7%             2.9%         -10.2%

Pre-tax income (loss) as a percentage of sales                           4.3%          -7.7%             1.9%         -10.9%

Depreciation and amortization                                             356            454            1,429          1,929

Capital expenditures                                                      380            203            1,215          1,716

Balance Sheet Data:                                                 10/31/2003     10/31/2002
                                                                    ----------     ----------
Working capital (excluding short term debt)                          $ 22,881       $ 21,663

Days sales outstanding                                                     39             44

Inventory turns                                                           2.3            2.3

Net assets per $ of revenue (trailing twelve months)
Working capital, net                                                   $ 0.30         $ 0.31
All other                                                                0.20           0.22
                                                                       -------        ------
Total                                                                  $ 0.50         $ 0.53
                                                                       =======        ======

                         Hurco Companies, Inc.
                  CONDENSED CONSOLIDATED BALANCE SHEET
                 (In thousands, except per-share data)
                                                                             October 31,     October 31,
                                                                                2003            2002
                                                                             ----------      ----------
ASSETS
Current assets:
Cash and cash equivalents                                                     $ 5,289         $ 4,358
Cash - restricted                                                                 622               -
Accounts receivable                                                            12,823          13,425
Inventories                                                                    22,247          22,548
Other                                                                           1,409           1,204
                                                                              --------        -------
Total current assets                                                           42,390          41,535
Property and equipment:
Land                                                                              761             761
Building                                                                        7,239           7,203
Machinery and equipment                                                        10,568          10,144
Leasehold improvements                                                            544             396
                                                                              --------        -------
                                                                               19,112          18,504
Less accumulated depreciation and amortization                                (10,730)         (9,696)
                                                                              --------        -------
                                                                                8,382           8,808
Software development costs, less amortization                                   1,922           1,604
Investments and other assets                                                    5,264           5,205
                                                                              --------        -------
                                                                             $ 57,958        $ 57,152
                                                                              ========        =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                              $ 9,461        $ 9,856
Accrued expenses                                                               10,048         10,016
Current portion of long-term debt                                                 645          1,313
                                                                              --------        -------
Total current liabilities                                                      20,154         21,185
Non-current liabilities:
Long-term debt                                                                  8,577           7,572
Deferred credits and other obligations                                            486             378
                                                                              --------        -------
Total liabilities                                                              29,217          29,135

Shareholders' equity:
Preferred stock:  no par value per share; 1,000,000 shares
authorized; no shares issued                                                        -               -
Common stock:  no par value; $.10 stated value per share;
12,500,000 shares authorized; and 5,583,158 and
5,580,658 shares issued, respectively                                             556             558
Additional paid-in capital                                                     44,696          44,717
Accumulated deficit                                                            (9,711)        (10,173)
Accumulated other comprehensive income                                         (6,800)         (7,085)
                                                                              --------        -------
Total shareholders' equity                                                     28,741          28,017
                                                                              --------        -------
                                                                             $ 57,958        $ 57,152
                                                                              =======         =======